UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2025

ANNOVIS BIO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39202	26-2540421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Lindenwood Drive, Suite 225
Malvern, PA 19355

(Address of Principal Executive Offices, and Zip Code)

(484) 875-3192

Registrant’s Telephone Number, Including Area Code

                       Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ANVS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering

On October 10, 2025 (the “Agreement Date”), Annovis Bio, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), with the purchasers signatory thereto (the “Purchasers”) pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”) an aggregate of 3,150,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and pre-funded warrants to purchase up to an aggregate of 850,000 shares of Common Stock (the “Pre-Funded Warrants”). The Shares and the Pre-Funded Warrants are collectively referred to herein as the “Securities.” The offering price of each Share is $1.50 per share. The offering price of each Pre-Funded Warrant is $1.4999 (equal to the offering price per Share, minus $0.0001, the exercise price of each Pre-Funded Warrant). The gross proceeds to the Company from the Offering are expected to be approximately $6.0 million, before deducting offering expenses payable by the Company.

The Offering is expected to close on or about October 14, 2025 (the “Closing Date”), subject to the satisfaction of customary closing conditions. The Company currently plans to use the net proceeds from the Offering, for the continued clinical development of the Company’s lead compound Buntanetap in a Phase 3 study for Alzheimer’s disease, and for working capital and general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the terms of the Purchase Agreement, until one (1) year following the Closing Date (as defined in the Purchase Agreement), the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible or exercisable or exchangeable for, Common Stock, involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain exceptions.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-276814), which was declared effective on February 12, 2024, and a related base prospectus and prospectus supplement thereunder dated October 10, 2025 (the “Prospectus Supplement”).

Pursuant to an engagement letter agreement dated October 8, 2025 (the “Engagement Letter”), the Company engaged the Placement Agent to act as its exclusive placement agent in connection with the Offering, and agreed to pay the Placement Agent a total cash fee equal to 7.0% of the aggregate gross proceeds from the Offering and up to $50,000 for reasonable and documented fees and expenses of legal counsel and for its clearing expenses of up to $10,000.

Pursuant to the Engagement Letter, the Company also agreed to issue to the Placement Agent on the Closing Date warrants to purchase up to 200,000 shares of Common Stock (which equals 5.0% of the aggregate number of shares of Common Stock and shares underlying the Pre-Funded Warrants sold in the Offering) (the “Placement Agent Warrants”). Such Placement Agent Warrants have a term of five (5) years from the commencement of sales in the Offering, are immediately exercisable and an exercise price equal to $2.20 per share. The Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants are also registered pursuant to the Prospectus Supplement.

In connection with the Offering, the Company’s directors and officers, entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which, they agreed, subject to limited exceptions, for a period of 45 days after the Closing Date of the Offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of Common Stock or any securities convertible into or exchangeable for Common Stock either owned as of the date thereof or thereafter acquired.

The foregoing descriptions of the terms and conditions of the Purchase Agreement, Lock-Up Agreement, Pre-Funded Warrants and Placement Agent Warrant do not purport to be complete and are qualified in its entirety by the full text of each of such document, copies of which are attached hereto as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, and incorporate by reference herein.

Item 7.01	Regulation FD Disclosure.

On October 10, 2025, the Company issued a press release announcing the pricing of the Offering described above, a copy of which is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01 and contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01	Other Events.

In connection with the filing of the Prospectus Supplement, the Company is filing a legal opinion of its counsel, Loeb & Loeb LLP, regarding the validity of the Shares, the Pre-Funded Warrants, the Placement Agent Warrant, and the shares underlying the Pre-Funded Warrants and the Placement Agent Warrants being registered, which opinion is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Description

Exhibit Number

4.1	Form of Pre-Funded Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Loeb & Loeb LLP
10.1	Securities Purchase Agreement, dated October 10, 2025
10.2	Form of Lock-Up Agreement
23.1	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1)
99.1	Press Release dated October 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNOVIS BIO, INC.

Date: October 14, 2025	By:	/s/ Maria Maccecchini
		Name:	Maria Maccecchini
		Title:	President and Chief Executive Officer